Exhibit 10.2

FIRST AMENDMENT TO THE
LIMITED PARTNERSHIP AGREEMENT OF
NET LEASE STRATEGIC ASSETS FUND L.P.

This FIRSTAMENDMENT TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF NET LEASE STRATEGIC ASSETS FUND L.P., dated as of December 20, 2007 (this “Amendment”), is made and entered into by and among The Lexington Master Limited Partnership, a Delaware limited partnership (“LMLP”), LMLP GP LLC, a Delaware limited liability company (“LMLP GP”), and Inland American (Net Lease) Sub, LLC, a Delaware limited liability company (“Inland”).  Unless otherwise defined, all defined terms used herein shall have such meaning ascribed such terms in the Partnership Agreement (as defined below).

WHEREAS, Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”) is governed by that certain Amended and Restated Limited Partnership Agreement, dated and effective as of November 5, 2007, by and among LMLP, as a limited partner of the Partnership, LMLP GP, as a general partner of the Partnership, and Inland, as a limited partner of the Partnership (the “Partnership Agreement”);

WHEREAS, pursuant to Section 12.12 of the Partnership Agreement, the Partnership Agreement may not be amended without the written consent of all of the Partners; and

WHEREAS, the parties hereto, constituting all of the Partners, desire to amend the Partnership Agreement in the manner set forth herein.

NOW, THEREFORE, the Partners, effective for all purposes as of the date hereof, hereby amend the Partnership Agreement as follows.

1.     Amendment to Section 5.1(a).  Section 5.1(a) of the Partnership Agreement is hereby amended as follows: (a) the reference in Section 5.1(a) (second paragraph) of the Partnership Agreement to March 1, 2008, is hereby amended to be deemed a reference to March 31, 2008; provided further that the following Qualified Assumed Assets may be acquired at any time prior to June 30, 2008: (i) Invensys, (ii) Sygma, (iii) Time, (iv) Tenneco and (v) St. Lukes/Kelsey Seybold, and (b) the reference in Section 5.1(a) (third paragraph) to March 1, 2008, is hereby amended to be deemed a reference to June 30, 2008.

2.      Amendment to Section 7.1(a)(ii).  Section 7.1(a)(ii) of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(ii) Following (w) the satisfaction of accrued and unpaid interest on Priority Loans, in proportion to the outstanding Priority Loans, if any, and (x) the satisfaction of outstanding principal balances on Priority Loans, in proportion to the outstanding Priority Loans, if any, the General Partner shall cause the Partnership to distribute Net Cash from Sales and Financings as soon as practicable after the receipt of such Net Cash from Sales or Refinancings, as follows:

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(A) first, to LMLP to the extent of any unpaid Preferred Equity Redemption Amount related to a prior sale or refinancing;

(B) second, to Inland to the extent of any unpaid Inland Priority Return;

(C) third, to LMLP to the extent of any accrued and unpaid Preferred Equity Return;

(D) fourth, if involving a Qualified Assumed Asset, to LMLP in an amount equal to the Preferred Equity Redemption Amount related to such Qualified Assumed Asset (but in no event will the total amount distributed under this clause (D) exceed the outstanding Preferred Equity Capital Contribution);

(E) fifth, to LMLP to the extent of any unpaid LMLP Priority Return;

(F) sixth, to Inland until all Capital Contributions made by Inland have been returned (solely for the purposes of this Section 7.1(a)(i)(F), Capital Contributions shall include Acquisition Fees (if any) paid by Inland);

(G) seventh, to LMLP until all Capital Contributions (excluding Preferred Equity Capital Contributions) made by LMLP or credited on LMLP’s behalf have been returned (solely for the purposes of this Section 7.1(a)(i)(G), Capital Contributions shall include 17.65% of the amount of the Acquisition Fees (if any) paid by Inland);

(H) eighth, to LMLP until all Preferred Equity Capital Contributions have been returned or redeemed; and

(I) thereafter, (x) so long as LMLP GP is the General Partner, (1) 65% to Inland and (2) 35% to LMLP, or (y) so long as LMLP GP is no longer the General Partner, (1) 85% to Inland and (2) 15% to LMLP.

3.      Ratification and Confirmation of the Partnership Agreement; No Other Changes.  Except as modified by this Amendment, the Partnership Agreement is hereby ratified and affirmed in all respects.  Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

4.      Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

5.              Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

            IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

LMLP GP

LMLP GP LLC By: /s/ Brendan P. Mullinix Name: Brendan P. Mullinix Title: Executive Vice President

LMLP

THE LEXINGTON MASTER LIMITED PARTNERSHIP
By: Lex GP-1 Trust, its general partner
By: /s/ Brendan P. Mullinix Name: Brendan P. Mullinix Title: Executive Vice President

INLAND

INLAND AMERICAN (NET LEASE) SUB, LLC By: Inland American Real Estate Trust, Inc.

By: /s/ Lori Foust Name: Lori Foust Title: Treasurer

The undersigned hereby unconditionally and irrevocably guarantees the obligations of Inland American (Net Lease) Sub, LLC under Sections 3.10(c), 3.11, 3.12 and 5.1 of the Partnership Agreement:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By: /s/ Lori Foust Name: Lori Foust Title: Treasurer